Item 5. Other Events


     On June 13, 1996, the Principal and interest collected during the preceding calendar month, net of certain adjustments as provided for in the Pooling and Servicing Agreement dated as of August 1, 1995 (the "Agreement"), between American Honda Receivable Corporation, as
Seller, American Honda Finance Corporation, as Servicer, and
The Mitsubishi Bank Trust Company of New York, as Trustee (the
"Trustee"), were distributed to holders ("Certificateholders") of certificates representing undivided fractional interests in Honda Auto Receivables 1995-A Grantor Trust. In accordance with the Agreement, the Servicer's Certificate, as defined in the Agreement, was furnished to the Trustee for the benefit of the Certificateholders and, as such, was distributed by the Trustee to the Certificateholders. A copy of the Servicer's Certificate is being filed as Exhibit 28 to this Current Report on Form 8-K.



Item 7 (c).   Exhibits  28







SIGNATURES



       Pursuant ot the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Honda Auto Receivables 1995-A Grantor Trust
By:   American Honda Finance Corporation, as Servicer

By:
Name: John Weisickle
Title: Vice President / Finance